NOTICE OF GUARANTEED DELIVERY
                                       for
                             Tenders of Outstanding
                 13% Senior Secured Discount Debentures due 2009
                                       and
                 13% Senior Secured Discount Debentures due 2005
                   of Specialty Foods Acquisition Corporation
                                 in Exchange for
                 13% Senior Secured Discount Debentures due 2009
            Registered Under the Securities Act of 1933, as amended,
                                       of
                             SFAC NEW HOLDINGS, INC.

      Registered holders of outstanding (i) 13% Senior Secured Discount Debentures due 2009 (the "Initial 13% Debentures") and (ii) 13% Senior Secured Discount Debentures due 2005 of Specialty Foods Acquisition Corporation (the "SFAC 13% Debentures" and, together with the Initial 13% Debentures, the "Old 13% Debentures") who wish to tender their Old 13% Debentures in exchange for a like principal amount of 13% Senior Secured Discount Debentures due 2009 (the "Exchange Debentures") together with, for the SFAC 13% Debentures, accrued interest as of the date of the exchange, and whose Old 13% Debentures are not immediately available or who cannot deliver their Old 13% Debentures and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange Offers-- Terms of the Exchange Offers-- Procedures for Tendering" in the Prospectus.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 13, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD 13% DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offers is:

                     UNITED STATES TRUST COMPANY OF NEW YORK

                        By Registered or Certified Mail:

                     United States Trust Company of New York
                           P.O. Box 843 Cooper Station
                            New York, New York 10276
                       Attention: Corporate Trust Services

                            By Hand Before 4:30 p.m.:

                     United States Trust Company of New York
                                  111 Broadway
                            New York, New York 10006
                  Attention: Lower Level Corporate Trust Window

    By Overnight Courier and By Hand After 4:30 p.m. on the Expiration Date:

                     United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

                     By Facsimile for Eligible Institutions:

                                 (212) 420-6211
                           Attention: Customer Service

                    For confirmation and/or information call:

                                 (800) 548-6565

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

      The undersigned hereby tenders the principal amount of Old 13% Debentures indicated below, upon the terms and subject to the conditions contained in the Prospectus dated August 9, 1999 of SFAC New Holdings, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

  Name and address of
registered holder as it
appears on the Old 13%                                         Aggregate Principal Amount
      Debentures              Certificate Number(s) of Old           Represented by              Principal Amount of Old
    (Please Print)              13% Debentures Tendered            Old 13% Debentures            13% Debentures Tendered

----------------------        ----------------------------     --------------------------        -----------------------

----------------------        ----------------------------     --------------------------        -----------------------

----------------------        ----------------------------     --------------------------        -----------------------

----------------------        ----------------------------     --------------------------        -----------------------

----------------------        ----------------------------     --------------------------        -----------------------

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old 13% Debentures, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: __________________________________________________________________
                                  (Authorized Signature)

Address: ________________________________________________ Title: _______________

_____________________________________ Name: ____________________________________
                       (Zip Code)                 (Please type or print)

Area Code and Telephone Number: ______________________________ Date: ___________

NOTE: DO NOT SEND OLD 13% DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD 13% DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.